UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition; and

Item 7.01 Regulation FD Disclosure

On February 24, 2005, ManTech International Corporation announced its financial results for the fiscal quarter ended December 31, 2004 and the fiscal year ended December 31, 2004. A copy of the February 24, 2005 press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 24, 2005, ManTech reached a final corporate determination that it would exit the personnel security investigation (PSI) services business and discontinue operations at its ManTech MSM Security Services, Inc. subsidiary (MSM). ManTech reached the determination to sell its MSM business after it concluded that the MSM business no longer furthered ManTech’s long-term strategic objectives. Currently, ManTech intends to sell MSM as a going-concern, and is in the process of identifying potential buyers or interested parties. Currently, ManTech expects to complete the sale or other disposition of the MSM operations by the end of 2005.

At the present time, ManTech is not disclosing an estimate of the total amount or range of amounts expected to be incurred in connection with the disposition and related activities, because ManTech is currently unable in good faith to make a determination of such an estimate. ManTech will file an amended report on Form 8-K under Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
99.1	ManTech International Corporation Press Release, dated February 24, 2005, announcing financial results for the fiscal quarter ended December 31, 2004 and the fiscal year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: February 24, 2005	By:	/s/ Ronald R. Spoehel
Ronald R. Spoehel
Executive Vice President and
Chief Financial Officer